Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statements on Form S-1/A of Frankly Inc. and Subsidiaries of our report dated April 17, 2017 , relating to the consolidated financial statements as of December 31, 2016 and for the year then ended, and to the reference to our Firm under the caption “Experts”.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

April 17, 2017